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                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
                                    Depositor


                        WELLS FARGO HOME MORTGAGE, INC.,
                                   Originator


                        WELLS FARGO HOME MORTGAGE, INC.,
                                    Servicer


                            THE CHASE MANHATTAN BANK,
                                     Trustee


                                       and


                        WELLS FARGO BANK MINNESOTA, N.A.,
                               Trust Administrator


          ------------------------------------------------------------


                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2001


          ------------------------------------------------------------


                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1


              MORTGAGE PASS-THROUGH CERTIFICATES, Series 2001-1



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

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.02. Certain Calculations.........................................


                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01. Conveyance of Mortgage Loans.................................
Section 2.02. Acceptance by Trust Administrator of the Mortgage Loans......
Section 2.03. Representations, Warranties and Covenants of the
               Originator..................................................
Section 2.04. Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05. [Reserved.]..................................................
Section 2.06. Execution and Delivery of Certificates.......................
Section 2.07. REMIC Matters................................................
Section 2.08. Covenants of the Servicer....................................
Section 2.09. Representations and Warranties of the Servicer...............


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01. Servicer to Service Mortgage Loans...........................
Section 3.02. Subservicing; Enforcement of the Obligations of Servicers....
Section 3.03. Rights of the Depositor, the Trust Administrator and the
               Trustee in Respect of the Servicer..........................
Section 3.04. Trust Administrator to Act as Servicer.......................
Section 3.05. Collection of Mortgage Loan Payments; Collection Account;
               Trust Administrator Account; Distribution Account...........
Section 3.06. Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.07. Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.08. Permitted Withdrawals from the Collection Account, Trust
               Administrator Account and Distribution Account..............
Section 3.09. Maintenance of Hazard Insurance; Maintenance of Primary
               Insurance Policies..........................................
Section 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements....
Section 3.11. Realization upon Defaulted Mortgage Loans....................
Section 3.12. Trust Administrator to Cooperate; Release of Mortgage
               Files.......................................................
Section 3.13. Documents Records and Funds in Possession of Servicer to
               Be Held for the Trust Administrator.........................
Section 3.14. Servicing Compensation.......................................
Section 3.15. Access to Certain Documentation..............................
Section 3.16. Annual Statement as to Compliance............................
Section 3.17. Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.18. Errors and Omissions Insurance; Fidelity Bonds...............
Section 3.19. Restoration of Mortgaged Property............................
Section 3.20. Inspections..................................................


                                   ARTICLE IV

                  DISTRIBUTIONS AND ADVANCES BY THE SERVICER

Section 4.01. Advances.....................................................
Section 4.02. Priorities of Distribution...................................
Section 4.03. Allocation of Realized Losses................................
Section 4.04. Monthly Statements to Certificateholders.....................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates.............................................
Section 5.02. Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.04. Persons Deemed Owners........................................
Section 5.05. Access to List of Certificateholders' Names and Addresses....
Section 5.06. Maintenance of Office or Agency..............................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01. Respective Liabilities of the Depositor and the Servicer.....
Section 6.02. Merger or Consolidation of the Depositor or the Servicer.....
Section 6.03. Limitation on Liability of the Depositor, the Loan
               Seller, the Originator, the Servicer and Others.............
Section 6.04. Limitation on Resignation of Servicer........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default............................................
Section 7.02. Trust Administrator to Act; Appointment of Successor.........
Section 7.03. Notification to Certificateholders...........................


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and the Trust Administrator................
Section 8.02. Certain Matters Affecting the Trustee and the Trust
               Administrator...............................................
Section 8.03. Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans..............................
Section 8.04. Trustee and Trust Administrator May Own Certificates.........
Section 8.05. Expenses of the Trustee and Trust Administrator..............
Section 8.06. Eligibility Requirements for Trustee and Trust
               Administrator...............................................
Section 8.07. Resignation and Removal of Trustee or the Trust
               Administrator...............................................
Section 8.08. Successor Trustee; Successor Trust Administrator.............
Section 8.09. Merger or Consolidation of Trustee or Trust Administrator....
Section 8.10. Appointment of Co-Trustee or Separate Trustee................
Section 8.11. Tax Matters..................................................
Section 8.12. Periodic Filings.............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Liquidation or Purchase of All Mortgage
               Loans.......................................................
Section 9.02. Final Distribution on the Certificates.......................
Section 9.03. Additional Termination Requirements..........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment...................................................
Section 10.02. Recordation of Agreement; Counterparts......................
Section 10.03. Governing Law...............................................
Section 10.04. Intention of Parties........................................
Section 10.05. Notices.....................................................
Section 10.06. Severability of Provisions..................................
Section 10.07. Assignment..................................................
Section 10.08. Limitation on Rights of Certificateholders..................
Section 10.09. Inspection and Audit Rights.................................
Section 10.10. Certificates Nonassessable and Fully Paid...................



                                    SCHEDULES
Schedule I:   Mortgage Loan Schedule.......................................
Schedule II:  Representations and Warranties of the Originator.............
Schedule III: Representations and Warranties as to the Mortgage Loans......



                                   [EXHIBITS]

Exhibit A-1:  Form of Class A-1 Certificate................................
Exhibit A-R:  Form of Class A-R Certificate................................
Exhibit B:    Form of Junior Certificate...................................
Exhibit C:    (Reserved)...................................................
Exhibit D:    (Reserved)...................................................
Exhibit E:    Form of Reverse of Certificates..............................
Exhibit F:    Form of Initial Certification................................
Exhibit G:    Form of Final Certification of Trustee.......................
Exhibit H:    Transfer Affidavit...........................................
Exhibit I:    Form of Transferor Certificate...............................
Exhibit J:    Form of Investment Letter (Non-Rule 144A)....................
Exhibit K:    Form of Rule 144A Letter.....................................
Exhibit L:    Request for Release (for Trustee)............................

            THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2001, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO HOME MORTGAGE, INC., a California corporation, as originator (the "Originator") and as servicer (in such capacity, the "Servicer"), THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee"), and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trust administrator (the "Trust Administrator").


                                 WITNESSETH THAT

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                              PRELIMINARY STATEMENT

            The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund is being conveyed to the Trustee to create a trust for the benefit of the Certificateholders. The Trust Fund for federal income tax purposes will consist of a single REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust Fund. The Regular Certificates will represent the "regular interests" in the Trust Fund and the Residual Certificates will represent the single "residual interest" in the Trust Fund. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount):

                                                               INTEGRAL
              INITIAL CLASS     INITIAL                       MULTIPLES
               CERTIFICATE    PASS-THROUGH     MINIMUM       IN EXCESS OF
                 BALANCE        RATE (1)    DENOMINATION       MINIMUM
                 -------        --------    ------------       -------

Class A-1     $212,957,000       6.2022%     $  25,000            $1
Class A-R     $        100       6.2022%     $     100           N/A
Class B-1     $  2,538,000       6.2022%     $  25,000            $1
Class B-2     $  2,206,000       6.2022%     $  25,000            $1
Class B-3     $  1,214,000       6.2022%     $  25,000            $1
Class B-4     $    442,000       6.2022%     $  25,000            $1
Class B-5     $    441,000       6.2022%     $  25,000            $1
Class B-6     $    883,519.77    6.2022%     $  25,000            $1

------------

(1) The Pass-Through Rate for the Class A-1, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for any Distribution Date occurring after the first Distribution Date will be a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of their respective Scheduled Principal Balances.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Offered Certificates other than the Physical Certificates.

Class A Certificates......... The Class A-1 and Class A-R Certificates.

Class B Certificates......... The Class B-1, Class B-2, Class B-3, Class B-4,
                              Class B-5 and Class B-6 Certificates.

ERISA-Restricted
  Certificates............... The Residual Certificates and the Class  B-4,
                              Class B-5 and Class B-6 Certificates.

Junior Certificates.......... The Class B-1,  Class B-2, Class B-3, Class B-4,
                              Class B-5 and Class B-6 Certificates.

Offered Certificates......... All Classes of Certificates other than the
                              Private Certificates.

Physical Certificates........ The Private  Certificates and the Residual
                              Certificates.

Private Certificates......... The Class B-4, Class B-5 and Class  B-6
                              Certificates.

Rating Agencies.............. Moody's and S&P.

Regular Certificates......... All Classes of Certificates, other than the
                              Residual Certificates.

Residual Certificates........ The Class A-R Certificates.

Scheduled Principal
  Classes.................... None.

Senior Certificates.......... The Class A-1 and Class A-R Certificates.

            With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.


                                    ARTICLE I

                                   DEFINITIONS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: The servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions where the Mortgage Loans are located.

            Accrued Certificate Interest: With respect to any Distribution Date and interest bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance subject to reduction as provided in Section 4.02(d) and (ii) any Class Unpaid Interest Amounts for such Class.

            Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

            Adjustment Amount: With respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

            (1) an amount calculated by the Servicer and approved by each of Moody's and S&P, which amount shall not be less than $500,000; and

            (2) the greater of (x) 1% (or if greater than 1%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

            Adjustment Date: As to each Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

            Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on immediately preceding Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Affiliate: When used with reference to a specified Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Allocable Share: As to any Distribution Date, the Junior Optimal Principal Amount and any Class of Junior Certificates, the portion of the Junior Optimal Principal Amount allocable to such Class, equal to the product of the Junior Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the Junior Certificates; provided, that if the Class Prepayment Trigger is not satisfied for any outstanding class of Class B Certificates, the Allocable Share will be distributable entirely to the most senior class of outstanding Class B Certificates.

            Amount Available for Senior Principal: As to any Distribution Date, Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Senior Certificates pursuant to Section 4.02(a)(ii).

            Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period, and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

            Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made-at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

            Assignment: An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

            Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Determination Date net of the Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii), inclusive, of Section 3.08(a) and amounts permitted to be withdrawn from the Trust Administrator Account pursuant to clauses (ii)-(iv), inclusive, of Section 3.08(b) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.08(c),
(b) the amount of the related Advance and (c) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

            Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

            Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Trustee and Trust Administrator in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

            Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the cities in which the Corporate Trust Office of the Trust Administrator is located are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed and authenticated by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Principal Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Junior Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 4.03.

            Certificate Register: The register maintained pursuant to Section
5.02 hereof.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Servicer or the Depositor or any affiliate of the Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Servicer or the Depositor or any affiliate of the Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Servicer or the Depositor.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class Interest Shortfall: As to any Distribution Date and Class, the amount by which the amount described in clause (i) of the definition of Accrued Certificate Interest for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

            Class Prepayment Distribution Trigger: With respect to any Class of the Class B Certificates and any Distribution Date, if the fraction, the numerator of which is the Class Principal Balance of such Class immediately prior to such Distribution Date and each Class subordinate thereto, and denominator of which is the Pool Principal Balance with respect to that Distribution Date, equals or exceeds such percentage calculated as of the Closing Date.

            Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

            Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause
(ii) of the definition of Accrued Certificate Interest.

            Closing Date: September 28, 2001.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.05 with a depository institution in the name of the Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "The Chase Manhattan Bank in trust for the registered holders of MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates Series 2001-1."

            Control Person:  As defined in Section 8.05 hereof.

            Corporate Trust Office: The designated office of (i) the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Institutional Trust Services/Structured Finance, and which is the address to which notices to and correspondence with the Trustee should be directed, and (ii) the Trust Administrator in the State of Maryland at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services - MARM 2001-1, and which is the address to which appropriate notices to and correspondence with the Trust Administrator should be directed.

            Cross-Over Date: The Distribution Date on which the Class Principal Balances of the Junior Certificates have been reduced to zero.

            Cut-off Date: September 1, 2001.

            Cut-off Date Pool Balance:  $220,681,691.77.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: As defined in Section 2.03(c) hereof.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the Business Day immediately preceding the Trust Administrator Account Deposit Date.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Chase Manhattan Bank in trust for registered holders of MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Distribution Account Deposit Date: As to any Distribution Date, the immediately preceding Business Day.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2001.

            Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

            Eligible Account: A deposit account or accounts maintained with a federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P and Prime-1 by Moody's at the time any deposits are held on deposit therein.

            Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan;
(ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.03 hereof; (vi) be the same credit grade category as the Deleted Mortgage Loan; and (vii) have the same prepayment penalty term.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a) hereof.

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

            Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

            Excess Proceeds: With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Loan plus
(ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

            Fannie Mae: The Federal National Mortgage Association, a federally chartered and privately owned corporation, or any successor thereto.

            Fannie Mae Guide: The FNMA/Fannie Mae Selling Guide and the Servicing Guide, collectively, in effect on and after the Wells Fargo Loan Sale Date.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

            Fitch: Fitch, Inc., or any successor thereto.

            Formula Principal Amount: As to any Distribution Date, the sum of
(a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Originator pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) all Principal Prepayments in full received during the related Prepayment Period and (ii) all partial Principal Prepayments applied during the related Prepayment Period.

            Fraud Loan: A Liquidated Loan as to which a Fraud Loss has occurred.

            Fraud Loss Coverage Amount: As of the Closing Date, $6,620,448.59, subject to reduction from time to time by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first anniversary of the Cut-off Date, to an amount equal to the lesser of (i) 2% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses that would have been allocated to the Certificates in the absence of the Loss Allocation Limitation since such preceding anniversary; (b) on the second anniversary of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses that would have been allocated to the Certificates in the absence of the Loss Allocation Limitation since such preceding anniversary, (c) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of
(i) 0.5% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses that would have been allocated to the Certificates in the absence of the Loss Allocation Limitation since such preceding anniversary; and (d) on the earlier to occur of the Cross-Over Date and the fifth anniversary of the Cut-off Date, to zero.

            Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

            Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States, or any successor thereto.

            Freddie Mac Servicing Guide: The FHLMC/Freddie Mac Seller' and Servicers' Guide in effect on and after the Wells Fargo Loan Sale Date.

            HUD: The United States Department of Housing and Urban Development or any successor thereto.

            Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

            Initial Bankruptcy Coverage Amount: $100,000.

            Insolvency Proceeding: With respect to any Person: (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors; or
(ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: With respect to each Class of Certificates and any Distribution Date, the calendar month prior to the month of such Distribution Date.

            Junior Certificates: As specified in the Preliminary Statement.

            Junior Optimal Principal Amount: For any Distribution Date, the sum of (i) the Junior Percentage of all amounts described in clauses (a) through (d) of the definition of "Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Junior Percentage of the Scheduled Principal Balance of such Mortgage Loan, or (B) either (a) the Junior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Junior Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Junior Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Junior Optimal Principal Amount will be reduced on the related Distribution Date by the Junior Percentage of the principal portion of such Bankruptcy Loss.

            Junior Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Junior Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

            Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

            Loan Seller: UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Loss Allocation Limitation: As defined in Section 4.03(d) hereof.

            Lost Mortgage Note: Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

            Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

            Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.04.

            Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention:
Residential Mortgage Monitoring Group, or such other address as Moody's may hereafter furnish to the Depositor and the Servicer.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

            Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trust Administrator to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I, setting forth the following information with respect to each Mortgage Loan: (1) the Mortgage Loan number; (2) the city state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or Condominium; (4) the current Mortgage Rate; (5) the current Net Mortgage Rate; (6) the current Monthly Payment; (7) the gross margin; (8) the original term to maturity; (9) the scheduled maturity date; (10) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (11) the Loan-to-Value Ratio; (12) the next Mortgage Rate adjustment date; (13) the lifetime Mortgage Rate cap; (14) whether the Mortgage Loan is convertible or not; (15) a code indicating the mortgage guaranty insurance company; and (16) the Servicing Fee Rate.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

            Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

            Mortgaged Property: The underlying property securing a Mortgage
Loan.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Servicing Fee Rate.

            Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds an amount equal to the amount deposited by the Servicer into the Collection Account pursuant to Section 3.05(b)(viii) on such Distribution Date.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage) the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the Required Coupon. As to any Non-Discount Mortgage Loan, 100%.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Trustee and the Trust Administrator, as the case may be, as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including, in-house counsel, reasonably acceptable to the Trust Administrator and the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

            Original Junior Principal Balance: The aggregate of the Class Principal Balances of the Junior Certificates as of the Closing Date.

            Originator: Wells Fargo Home Mortgage, Inc., in its capacity as seller of Mortgage Loans to the Loan Seller.

            OTS: The Office of Thrift Supervision.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero-which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Loan prior to such Due Date.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: At any time, any one or more of the following obligations and securities:

            (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

            (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

            (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

            (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

            (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

            (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

            (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

            (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

            (x) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or the Trustee or any affiliate of the Trust Administrator or the Trustee or for which the Trust Administrator or the Trustee or any of their affiliates acts as an adviser as long as such fund is rated in at least the highest rating category by Moody's or S&P; and

            (xi) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency.

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the Originator and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificate:  As specified in the Preliminary Statement.

            Pool Principal Balance: As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received on or before the last day of the month preceding the month of such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Period: As to any Distribution Date, the calendar month preceding the month of such Distribution Date.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

            Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Private Certificate:  As specified in the Preliminary Statement.

            Pro Rata Junior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of all classes of Junior Certificates immediately prior to that date and the denominator of which is the aggregate of the Certificate Principal Balances of all classes of Certificates for that date.

            Pro Rata Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of all classes of Senior Certificates immediately prior to that date and the denominator of which is the aggregate of the Certificate Principal Balances of all classes of Certificates for that date.

            Pro Rata Share: As to any Distribution Date and any Mortgage Loan and with respect to each Class of Certificates the product of (a) the lesser of
(I) the ratio that the Required Coupon bears to such Net Mortgage Rate and (II) one, multiplied by (b) the ratio that the amount calculated with respect to such Distribution Date for such Class pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(d)) bears to the amount calculated with respect to such Distribution Date for all Class of Certificates pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(d)).

            Prospectus Supplement: The Prospectus Supplement dated September 26, 2001 relating to the Offered Certificates.

            PUD:  Planned Unit Development.

            Purchase Price: With respect to any Mortgage Loan required to be purchased by the Originator pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the Servicer made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

            Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trust Administrator. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

            Regular Certificates: As specified in the Preliminary Statement.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

            REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

            REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Request for Release: The Request for Release submitted by the Servicer to the Trust Administrator, substantially in the form of Exhibit L.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

            Residual Certificates:  As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Restricted Classes:  As defined in Section 4.02(e).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Scheduled Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

            Securities Act:  The Securities Act of 1933, as amended.

            Seller's Warranties and Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated as of September 1, 2001, between the Originator and the Loan Seller, as the same may be amended from time to time.

            Senior Certificates:  As specified in the Preliminary Statement.

            Senior Optimal Principal Amount: For any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of "Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (A) the Senior Percentage of the Scheduled Principal Balance of such Mortgage Loan, or (B) either (a) the Senior Prepayment Percentage, or (b) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Bankruptcy Loss.

            Senior Percentage: (i) For any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date or for any Distribution Date occurring on or after the third anniversary of the first Distribution Date on which the Two Times Test is satisfied, the Pro Rata Senior Percentage; or (ii) for any Distribution Date occurring before the third anniversary of the first Distribution Date on which the Two Times Test is satisfied, the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the Pro Rata Senior Percentage; or (iii) in all other cases or if the Senior Percentage is greater than 100%, 100%.

            Senior Prepayment Percentage: For any Distribution Date during the ten years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Pro Rata Junior Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Pro Rata Junior Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Pro Rata Junior Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Pro Rata Junior Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%); provided, that if, on any Distribution Date occurring after the tenth anniversary of the first Distribution Date, the Pro Rata Senior Percentage exceeds the Pro Rata Senior Percentage on the Closing Date, the Senior Prepayment Percentage for that date will equal 100%; and provided, further, that if, on any Distribution Date, the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the Senior Percentage for that date. Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Step Down Conditions: As of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the aggregate Scheduled Principal Balance of all Mortgage Loans delinquent 60 days or more, as a percentage of the aggregate principal balance of the Junior Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the Original Junior Principal Balance, (b) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Junior Principal Balance, (c) with respect to the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Junior Principal Balance, (d) with respect to the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Junior Principal Balance and (e) with respect to the Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the Original Junior Principal Balance.

            Servicer: Wells Fargo Home Mortgage, Inc., a California corporation, and its successors and assigns, in its capacity as servicer hereunder.

            Servicer Advance Date: As to any Distribution Date, the Business Day immediately preceding the Trust Administrator Account Deposit Date.

            Servicer Event of Termination:  As defined in Section 7.01 hereof.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under
Section 3.09.

            Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.375% per annum.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trust Administrator by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Similar Law:  As defined in Section 5.02(b) hereof.

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's, 25 Broadway, 12th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor and the Servicer.

            Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

            Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section
3.09 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

            (a)   normal wear and tear;

            (b) fraud, conversion or other dishonest act on the part of the Trustee, the Trust Administrator, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

            (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

            (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  2.    by military, naval or air forces; or

                  3. by an agent of any such government, power, authority or forces;

            (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

            (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $7,723,856.69, less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid. As of any Distribution after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

            Special Hazard Mortgage Loan: A Liquidated Loan as to which a Special Hazard Loss has occurred.

            Startup Day:  The Closing Date.

            Subservicer: Any person to whom the Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02 hereof.

            Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

            Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Trust:  As defined in Section 2.01(c).

            Trust Administrator: Wells Fargo Bank Minnesota, N.A., a national banking association, and its successors and, if a successor Trust Administrator is appointed hereunder, such successor.

            Trust Administrator Account: The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "The Chase Manhattan Bank in trust for registered holders of MASTR Asset Securitization Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1." Funds in the Trust Administrator Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Trust Administrator Account Deposit Date: As to any Distribution Date, the 18th day of each calendar month, or if such 18th day is not a Business Day the next succeeding Business Day.

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loan Purchase Agreement, (ii) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (iii) the Collection Account and the Distribution Account all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trustee: The Chase Manhattan Bank, a New York banking corporation, and its successors and, if a successor trustee is appointed hereunder, such successor.

            Two Times Test: The Two Times Test is satisfied on any Distribution Date on which:

            (a) the Pro Rata Junior Percentage is greater than or equal to two times the Pro Rata Junior Percentage as of the Closing Date;

            (b) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to REO Properties) does not equal or exceed 50% of the aggregate Certificate Principal Balances of the Junior Certificates as of that date; and

            (c) cumulative Realized Losses do not exceed 30% of the aggregate Original Junior Principal Balance.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, the Voting Rights shall be allocated among Holders of the Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.

            Wells Fargo Loan Sale Date: The date that the Loan Seller purchased the Mortgage Loans from the Originator pursuant to the Seller's Warranties and Servicing Agreement.

            Section 1.02.  Certain Calculations.
                           --------------------

            Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.


                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

            Section 2.01.  Conveyance of Mortgage Loans.
                           ----------------------------

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Loan Seller to the Depositor, pursuant to the Mortgage Loan Purchase Agreement and under the Seller's Warranties and Servicing Agreement solely with respect to the Mortgage Loans. With respect to any Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Depositor shall, or shall cause the Loan Seller to, deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Mortgage Loan.

            (b) In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trust Administrator, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ___________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the Originator stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

            (ii) except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the Originator as being a true and complete copy of the Mortgage;

            (iii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in the following form: "The Chase Manhattan Bank as Trustee for the MARM Adjustable Rate Mortgages Trust 2001-1 for the benefit of the Holders of the Mortgage Pass-Through Certificates, Series 2001-1" together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

            (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

            (v) except as provided below, the original or duplicate original lender's title policy and all riders thereto.

            In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trust Administrator, in the case of clause (ii) or (iii) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trust Administrator as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trust Administrator (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Servicer to the Trust Administrator. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Originator shall deliver to the Trust Administrator a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Servicer shall (i) cause the Trust Administrator to affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property and Mortgage File relating to which are located in California or (b) in any other jurisdiction under the laws of which in the opinion of counsel the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trust Administrator, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.08 hereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "MASTR Adjustable Rate Mortgages Trust 2001-1" and The Chase Manhattan Bank is hereby appointed as Trustee in accordance with the provisions of this Agreement.

            Section 2.02.  Acceptance by Trust  Administrator of the Mortgage
                           Loans.
                           --------------------------------------------------

            The Trust Administrator on behalf of the Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trust Administrator acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies.

            The Trust Administrator agrees to execute and deliver on the Closing Date to the Depositor, the Servicer and the Originator an Initial Certification in the form annexed hereto as Exhibit F. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trust Administrator acknowledges, subject to any applicable exceptions noted on Exhibit F, that such documents appear regular on their face and relate to such Mortgage Loan. The Trust Administrator shall be under no duty or obligation to
(i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable.

            Not later than 90 days after the Closing Date, the Trust Administrator shall deliver to the Depositor, the Servicer and the Originator a Final Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon. The Trust Administrator shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or the Final Certification.

            If, in the course of such review, the Trust Administrator finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trust Administrator shall list such as an exception in the Final Certification; provided, however, that the Trust Administrator shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(iv) unless the Mortgage Loan Schedule indicates that such documents are applicable. The Originator shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Originator does not correct or cure such defect within such period, the Originator shall either (a) substitute for the related Mortgage Loan a Eligible Substitute Mortgage Loan or Loans, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trust Administrator within 90 days from the date the Originator was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Servicer or the Originator and the Trust Administrator over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trust Administrator of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be paid by the Originator to the Trust Administrator for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the Trust Administrator shall release the related Mortgage File to the Originator and shall execute and deliver at the Originator's request such instruments of transfer or assignment prepared by the Originator, in each case without recourse, as shall be necessary to vest in the Originator, or a designee, the Trust Administrator's interest in any Mortgage Loan released pursuant hereto.

            The Trust Administrator shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trust Administrator, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Servicer from time to time.

            It is understood and agreed that the obligation of the Originator to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Depositor and any Certificateholder against the Originator; provided, however, that notwithstanding the foregoing, the Originator shall be obligated to indemnify the parties set forth in Section 2.03(d) in connection with the matters set forth in such Section.

            Section 2.03. Representations, Warranties and Covenants of the Originator.
                           ------------------------------------------------

            (a) The Originator hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

            (b) The Originator hereby makes the representations and warranties set forth in Schedule III hereto with respect to the Mortgage Loans, and by this reference incorporated herein, to the Depositor, the Trust Administrator and the Trustee, as of September 10, 2001, or if so specified therein, as of the Cut-off Date.

            (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(a) or 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. A breach which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan. The Originator hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(a) or 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90 day period expires within 120 days of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans, in the manner and subject to the conditions set forth in this Section, provided that any such substitution shall be effected no later than 120 days after the Closing Date; or
(ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trust Administrator of a Request for Release substantially in the form of Exhibit L and the Mortgage File for any such Eligible Substitute Mortgage Loan. The Originator shall promptly reimburse the Servicer, the Trust Administrator and the Trustee for any expenses reasonably incurred by the Servicer, the Trust Administrator or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Originator's knowledge, if it is discovered by any of the Depositor, the Originator, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            With respect to any Eligible Substitute Mortgage Loan or Loans, the Originator shall deliver to the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Originator on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Trust Administrator. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trust Administrator shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Originator and shall execute and deliver at the Originator's direction such instruments of transfer or assignment prepared by the Originator, in each case without recourse, as shall be necessary to vest title in the Originator, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

            For any month in which the Originator substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the Originator on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

            In the event that the Originator shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.05 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Originator became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Trust Administrator shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trust Administrator shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trust Administrator. It is understood and agreed that the obligation under this Agreement (i) of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing and (ii) of the Originator to indemnify the parties set forth in Section 2.03(d) in connection with the matters set forth in such Section shall constitute the sole remedies against such Persons respecting such matters available to Certificateholders, the Depositor, the Trust Administrator or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trust Administrator for the benefit of the Certificateholders.

            (d) The Originator shall indemnify and hold harmless the Depositor, Trustee, Trust Administrator, their directors, officers, agents, employees, assignees and Control Persons, and the Trust (each, an "Indemnified Party") from and against any costs, damages, expenses (including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses") suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award or settlement), in connection with or relating to (i) a breach by the Originator of any of its representations and warranties contained in this Section, (ii) a breach by the Originator of any of its covenants and other obligations contained herein. The Originator shall immediately (x) notify the Trustee, the Trust Administrator and the Depositor if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property, (y) assume (with the prior written consent of the Trust Administrator and the Depositor) the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (z) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it, the Trust, the Trustee, the Trust Administrator or the Depositor in respect of such claim. Nothing contained herein shall prohibit the Trustee, the Trust Administrator or the Depositor, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that the Originator shall not be obligated to pay or comply with any settlement to which it has not consented, such consent not to be unreasonably withheld.

            Section 2.04. Representations and Warranties of the Depositor as to the Mortgage Loans.
                           ---------------------------------------------------

            The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Loan Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trust Administrator. Upon discovery by the Depositor, the Originator, the Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

            Section 2.05.  [Reserved.]

            Section 2.06.  Execution and Delivery of Certificates.
                           --------------------------------------

            The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trust Administrator on behalf of the Trustee agrees to hold the Trust Fund and exercise the rights referred to above on behalf of the Trustee for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

            Section 2.07.  REMIC Matters.
                           -------------

            The Preliminary Statement sets forth the designations as "regular interests" or "residual interests" and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The REMIC's fiscal year shall be the calendar year.

            Section 2.08.  Covenants of the Servicer.
                           -------------------------

            The Servicer hereby covenants to the Depositor, the Trust Administrator and the Trustee as follows:

            (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Trust Administrator or the Trustee and prepared by the Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading.

            Section 2.09.  Representations and Warranties of the Servicer.
                           ----------------------------------------------

            The Servicer hereby represents and warrants to the Depositor, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

            (a) The Servicer is duly organized as a corporation and is validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms thereof.

            (b) The Servicer has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) The execution and delivery of this Agreement by the Servicer, and the servicing of the Mortgage Loans by the Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the articles of incorporation or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

            (d) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

            (e) No litigation is pending or threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

            (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01.  Servicer to Service Mortgage Loans.
                           ----------------------------------

            The Servicer, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

            Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of Certificateholders, provided, however, the Servicer shall not make any future advances with respect to a Mortgage Loan. The Servicer shall not permit any modification with respect to any Mortgage Loan that would cause the Trust Fund to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G of the Code. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Trust Administrator Account Deposit Date in any month in which any such principal or interest payment has been deferred, deposit in the Collection Account from its own funds, the difference between (a) such month's principal and one month's interest at the Net Mortgage Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such Advances to the same extent as for all other advances made pursuant to this Agreement. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Certificateholders, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Servicer shall indemnify the Trustee, its officers, directors, employees, agents and Control Persons for any costs, liabilities or expenses incurred by any of them in connection with any negligent or willful use or misuse of such powers of attorney.

            In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

            Section 3.02. Subservicing; Enforcement of the Obligations of Servicers.
                           -----------------------------------------------


            (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. The Servicer shall send to the Trust Administrator a copy of any such subservicing agreement within 30 days of execution thereof. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee, the Trust Administrator and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) If the Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of a Servicer Event of Termination), the Trust Administrator, its designee or any successor servicer appointed pursuant to Section 6.04 hereof may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under any subservicing agreements. If so requested by the successor servicer, the predecessor Servicer shall terminate all subservicers at its sole cost and expense.

            Section 3.03. Rights of the Depositor, the Trust Administrator and the Trustee in Respect of the Servicer.
                            ----------------------------------------------------

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee, the Trust Administrator nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee, the Trust Administrator or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Section 3.04.  Trust Administrator to Act as Servicer.
                           --------------------------------------

            In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Event of Termination), the Trust Administrator or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trust Administrator shall not be (i) liable for losses of the Servicer pursuant to Section 3.09 hereof or any acts or omissions of the predecessor Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to
Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer pursuant to Section 2.09 hereunder). Any such assumption shall be subject to Section 7.02 hereof. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Servicer Event of Termination), the Trust Administrator or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Servicer under each subservicing agreement.

            The Servicer shall, upon request of the Trust Administrator, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

            The Trustee, the Trust Administrator or successor servicer shall be entitled to be reimbursed from the Servicer for all costs associated with the transfer of servicing from the Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trust Administrator or successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trust Administrator or successor servicer to service the Mortgage Loans properly and effectively. If the Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trust Administrator or the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Trust Administrator Account or Distribution Account, respectively, pursuant to Sections 3.08(b)(iv) and 3.08(c)(iv); provided that the Servicer shall reimburse the Trust for any such expense incurred by the Trust.


            Section 3.05. Collection of Mortgage Loan Payments; Collection Account; Trust Administrator Account;
                           Distribution Account.
                           ---------------------------------------------------

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            (b) The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off
Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee;

            (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.05(e) in connection with any losses on Permitted Investments;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.09(b), 3.09(d), 3.10, and in respect of net monthly rental income and disposition proceeds from REO Property pursuant to Section 3.11 hereof;

            (vi) amounts payable in connection with repurchases of Mortgage Loans and all Substitution Adjustment Amounts;

            (vii) all Advances made by the Servicer pursuant to Section 4.01;

            (viii) with respect to each Principal Prepayment an amount (to be paid by the Servicer out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid at the Net Mortgage Rate;

            (ix) any amounts required to be deposited by the Servicer pursuant to Section 3.09(b) in connection with the deductible clause in any blanket hazard insurance policy; and

            (x) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 3.10, need not be deposited by the Servicer into the Collection Account. In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

            (c) The Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Trust Administrator Account. The Trust Administrator shall, promptly upon receipt, deposit in the Trust Administrator Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trust Administrator pursuant to Section 3.08(a)(ix);

            (ii) any amount deposited by the Servicer or the Trust Administrator pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Trust Administrator Account.

            (d) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Trust Administrator to the Trustee pursuant to Section 3.08(b)(i);

            (ii) any amount deposited by the Servicer or the Trust Administrator pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trust Administrator or Trustee, as applicable, to withdraw such amount from the Trust Administrator Account or Distribution Account, as applicable, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee or the Trust Administrator, as applicable, which describes the amounts deposited in error in the Trust Administrator Account or Distribution Account, as applicable. All funds deposited in the Trust Administrator Account or Distribution Account shall be held by the Trust Administrator or the Trustee, as applicable, in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trust Administrator or the Trustee, as applicable, incur liability for withdrawals from the Trust Administrator Account or Distribution Account at the direction of the Servicer.

            (e) Each institution at which the Collection Account, Trust Administrator Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account, Trust Administrator Account or Distribution Account as directed in writing by the Servicer, in the case of the Collection Account, by the Trust Administrator, in the case of the Distribution Account, and by the Trust Administrator in the case of the Trust Administrator Account, in Permitted Investments. Funds invested in the Collection Account shall mature not later than the second Business Day next preceding the related Trust Administrator Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Trust Administrator Account Deposit Date). The Trust Administrator shall invest funds on deposit in the Trust Administrator Account in Permitted Investments which shall mature not later than the second Business Day preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such fund or account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Date). The Trustee shall invest funds on deposit in the Distribution Account in Permitted Investments which shall mature not later than the Distribution Date to the extent that such Permitted Investment is an obligation of the institution that maintains such fund or account. Permitted Investments in respect of the Collection Account, Trust Administrator Account or the Distribution Account shall not be sold or disposed of prior to their maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account or paid to the Trust Administrator or Trustee, as applicable, by wire transfer of immediately available funds for deposit into the Trust Administrator Account or the Distribution Account, as applicable. All income and gain net of any losses realized from any such investment of funds on deposit in the Trust Administrator Account and the Distribution Account shall be for the benefit of the Trust Administrator as additional compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Trust Administrator Account and the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Trust Administrator Account or the Distribution Account, as applicable. In the absence of written instructions by the Servicer to invest funds held in the Collection Account, all funds on deposit thereon shall remain uninvested.

            (f) The Servicer shall give notice to the Trust Administrator (and the Trust Administrator shall deliver such notice to the Trustee and each Rating Agency) of any proposed change of the location of the Collection Account prior to any change thereof. The Trust Administrator shall give notice to the Servicer, the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Trust Administrator Account prior to any change thereof. The Trustee shall give notice to the Servicer, the Trust Administrator, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

            Section 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.
                           --------------------------------------------

            (a) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor's faithful performance in the payment of same of the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments.

            (b) The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The Escrow Accounts shall be an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06(c).

            The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer's receipt , and retain therein:

            (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

            (ii) all amounts representing Insurance Proceeds or Liquidation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

            The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06(c). The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

            (c) Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage Loan;

            (ii) to reimburse the Servicer for any Servicing Advances made by the Servicer pursuant to Section 3.06(a) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

            (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

            (iv) for transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

            (v) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 3.19;

            (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

            (vii) to remove funds inadvertently placed in the Escrow Account by the Servicer; and

            (viii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Section 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.
                           ------------------------------------------------

            The Depositor, the Trust Administrator, or the Trustee, or any designee, shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Depositor, the Trust Administrator or any designee shall pay its own travel expenses associated with such examination. The Trust Administrator shall reimburse the Trustee for any travel expenses incurred by the Trustee associated with such examination.

            Upon reasonable advance notice in writing, the Servicer will provide to the Trust Administrator, if requested of the Trust Administrator by a Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates and the Trust Administrator shall deliver such information to such Certificateholder; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.08. Permitted Withdrawals from the Collection Account, Trust Administrator Account and Distribution Account.
                           ----------------------------------------------------

            (a) The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Collection Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Trust Administrator, except that, where the Servicer is required to repurchase a Mortgage Loan pursuant to this Agreement, the Servicer's right to such reimbursement shall be subsequent to the payment to the Trust Administrator of the Purchase Price pursuant to such sections and all other amounts required to be paid to the Trust Administrator with respect to such Mortgage Loan;

            (iii) to pay any amount required to be paid pursuant to Section 3.10 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Collection Account shall be limited to amounts on deposit in the Collection Account with respect to the related REO Property;

            (iv) to reimburse the Servicer for any Servicing Advances or REO Property expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

            (v) to reimburse the Servicer for unreimbursed Servicing Advances, the Servicer's right to reimbursement pursuant to this clause (v) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of Trust Administrator, except that where the Originator is required to repurchase a Mortgage Loan pursuant to Section
      2.03 of this Agreement, in which case the Servicer's right to such reimbursement shall be subsequent to the payment to the Trust Administrator of the Purchase Price pursuant to such sections and all other amounts required to be paid to the Trust Administrator with respect to such Mortgage Loan;

            (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to
      Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

            (vii) to reimburse the Originator, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

            (viii) to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

            (ix) on or prior to the Trust Administrator Account Deposit Date, to withdraw an amount equal to the related Available Funds for such Distribution Date and remit by wire transfer of immediately available funds such amount to the Trust Administrator for deposit in the Trust Administrator Account; and

            (x) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii),
(v) and (vi).

            (b) The Trust Administrator may from time to time make withdrawals from the Trust Administrator Account for the following purposes:

            (i) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the related Available Funds for such Distribution Date and remit by wire transfer of immediately available funds such amount to the Trustee for deposit in the Distribution Account;

            (ii) to pay to itself earnings on or investment income with respect to funds in or credited to the Trust Administrator Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Trust Administrator Account and not required to be deposited therein;

            (iv) to withdraw any indemnity, expense or other reimbursement owed to it pursuant to this Agreement, including without limitation, Section 3.04, Section 7.02 and Section 8.05; and

            (v) to clear and terminate the Trust Administrator Account upon termination of the Agreement pursuant to Section 9.01 hereof.

            (c) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of
Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

            (i) to make distributions pursuant to Section 4.02;

            (ii) to pay to the Trust Administrator earnings on or investment income with respect to funds in or credited to the Distribution Account;

            (iii) to withdraw and return to the Servicer any amount deposited in the Distribution Account and not required to be deposited therein;

            (iv) to withdraw any indemnity, expense or other reimbursement owed to it pursuant to this Agreement, including without limitation, Section 3.04, Section 7.02 and Section 8.05; and

            (v) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

            Section 3.09. Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.
                           -----------------------------------------------

            (a) The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Servicer shall notify the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 3.09(b) hereof.

            If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

            If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

            In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

            All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

            The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae and Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

            Pursuant to Section 3.05, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures as specified in Section 3.19) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 3.08.

            (b) In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a). The Servicer shall prepare and make any claims on the blanket policy as deemed necessary by the Servicer in accordance with Accepted Servicing Practices. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 3.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer's funds, without reimbursement therefor.

            (c) With respect to each Mortgage Loan with a Loan-To-Value Ratio in excess of 80%, the Servicer shall, without any cost to the Trust Fund maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 UCS ss.4901, et seq. IN the event that such Primary Insurance Policy shall be terminated other than as required by law, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the Primary Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.05, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.08.

            Section 3.10. Enforcement of Due-on-Sale Clauses; Assumption Agreements.
                           ----------------------------------------------

            The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

            If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption agreement the fee will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without the Trust Administrator's consent.

            To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which were used with respect to underwriting such Mortgage Loan. If the credit worthiness of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

            Section 3.11.  Realization upon Defaulted Mortgage Loans.
                           -----------------------------------------

            In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Servicer shall determine prudently to be in the best interest of the Certificateholders, and (4) is consistent with any related Primary Insurance Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in such default and as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account) or through Insurance Proceeds (respecting which it shall have similar priority). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name or that of its nominee shall be placed on the title to such REO Property solely as the Trustee hereunder or as nominee of the Trustee and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's or such nominee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. The Servicer shall prepare for and deliver to the Trust Administrator a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trust Administrator to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and filing the same.

            The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

            In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would
(i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

            In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The Servicer shall withdraw from the Collection Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to
Section 3.09(a) and the fees of any managing agent of the Servicer, or the Servicer itself. The REO management fee shall be the greater of one percent (1%) of the gross sales price of the REO Property or $1500.00 per REO Property. The Servicer shall make monthly remittances on each Trust Administrator Account Deposit Date to the Trust Administrator of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.11 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer from the Collection Account that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Loan will be distributed to the holders of the Class A-R Certificates.

            Section 3.12. Trust Administrator to Cooperate; Release of Mortgage Files.
                           ---------------------------------------------

            Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trust Administrator by delivering, or causing to be delivered a "Request for Release" substantially in the form of Exhibit L. Upon receipt of such request, the Trust Administrator shall promptly release the related Mortgage File to the Servicer, and the Trust Administrator shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trust Administrator shall, upon delivery to the Trust Administrator of a Request for Release in the form of Exhibit L, in duplicate and signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trust Administrator when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Servicer shall deliver to the Trust Administrator a Request for Release in the form of Exhibit L, signed by a Servicing Officer.

            If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.13. Documents Records and Funds in Possession of Servicer to Be Held for the Trust Administrator.
                           -----------------------------------------------

            Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Trust Administrator as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee and the Trust Administrator for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Trust Administrator Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee or the Trust Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.14.  Servicing Compensation.
                           ----------------------

            As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Servicing Fee for each Mortgage Loan.

            Additional servicing compensation in the form of assumption fees, to the extent provided in Section 3.10, and late payment charges shall be retained by the Servicer to the extent not required to be deposited in the Collection Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

            Section 3.15.  Access to Certain Documentation.
                           -------------------------------

            The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Junior Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.16.  Annual Statement as to Compliance.
                           ---------------------------------

            The Servicer shall deliver to the Trust Administrator, on or before May 31st of each year beginning May 31, 2002, an Officer's Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or similar agreements has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default. The Trust Administrator shall forward a copy of each such statement to each Rating Agency and the Trustee.

            Section 3.17. Annual Independent Public Accountants' Servicing Statement; Financial Statements.
                           ------------------------------------------------

            On or before May 31st of each year beginning May 31, 2002, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trust Administrator to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing the Trust Administrator a copy of a Uniform Single Attestation Program Report from their independent public accountant's on an annual basis, the Servicer shall be considered to have fulfilled its obligations under this Section 3.17. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon request at the Servicer's expense, provided such statement is delivered by the Servicer to the Trust Administrator. The Trust Administrator shall forward a copy of each such statement to each Rating Agency and the Trustee.

            Section 3.18.  Errors and Omissions Insurance; Fidelity Bonds.
                           ----------------------------------------------

            The Servicer shall maintain with responsible companies acceptable to Fannie Mae or Freddie Mac, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.18 requiring such fidelity bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such fidelity bond and errors and omissions insurance policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Trust Administrator, the Servicer shall cause to be delivered to the Trust Administrator (who shall deliver a copy to the Trustee) a certificate of insurance for such fidelity bond and errors and omissions insurance policy and a statement from the surety and the insurer that such fidelity bond and errors and omissions insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Trust Administrator.

            Section 3.19.  Restoration of Mortgaged Property.
                           ---------------------------------

            The Servicer need not obtain the approval of the Trust Administrator prior to releasing any Insurance Proceeds or Liquidation Proceeds relating to condemnation to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Liquidation Proceeds:

            (i) The Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

            (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

            (iii) the Servicer shall verify that the Mortgage Loan is not in default; and

            (iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Liquidation Proceeds in the Escrow Account.

            Section 3.20.  Inspections.
                           -----------

            If any Mortgage Loan is more than 60 days delinquent, the Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection and shall provide the Trust Administrator and the Trustee with copies upon request.


                                   ARTICLE IV

                  DISTRIBUTIONS AND ADVANCES BY THE SERVICER

            Section 4.01.  Advances.
                           --------

            The Servicer shall determine on or before each Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Servicer determines it is required to make an Advance, it shall, on or before the Servicer Advance Date, either (i) deposit into the Collection Account an amount equal to the Advance or (ii) use any Amount Held for Future Distribution in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in
Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

            The Servicer shall deliver to the Trust Administrator (who shall deliver to the Trustee) on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Servicer to be a Nonrecoverable Advance and detailing the reasons for such determination.

            Section 4.02.  Priorities of Distribution.
                           --------------------------

            (a) On each Distribution Date, based solely upon the information in the related Monthly Statement, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of Available Funds remaining:

            (i) (Reserved);

            (ii) concurrently, to each Class of Senior Certificates, pro rata, an amount allocable to interest equal to the related Accrued Certificate Interest, any shortfall being allocated among such Classes in proportion to the amount of the Accrued Certificate Interest that would have been distributed in the absence of such shortfall;

            (iii) (Reserved);

            (iv) concurrently, to the Class A-R and Class A-1 Certificates, in that order, the Senior Optimal Principal Amount for that Distribution Date, until the Certificate Principal Balance of each such Class has been reduced to zero;

            (v) to each Class of Junior Certificates, subject to paragraph (e) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the amount of the Accrued Certificate Interest for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the amount of the Accrued Certificate Interest for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Accrued Certificate Interest for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Accrued Certificate Interest for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Allocable Share for such Distribution Date until the Class Principal Balance thereof is reduced to zero;

            (vi) to the Class A-R Certificates, any remaining funds in the Trust Fund.

            On any Distribution Date, to the extent the Amount Available for Senior Principal is insufficient to make the full distribution required to be made pursuant to clause (iv) above, the amount distributable on the Senior Certificates in respect of principal shall be equal to the product of (1) the Amount Available for Senior Principal and (2) a fraction, the numerator of which is the Senior Optimal Principal Amount and the denominator of which is the Senior Optimal Principal Amount.

            (b) On each Distribution Date on or after the Cross-Over Date, the portion of Available Funds available to be distributed as principal to the Senior Certificates shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Principal Balances, until the Class Principal Balances thereof are reduced to zero.

            (c)  On each Distribution Date, the amount referred to in clause
(i) of the definition of Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by (i) the related Class' pro rata share of Net Prepayment Interest Shortfalls based on such Class' Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class' Pro Rata Share of (A) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

            (d)  Notwithstanding the priority and allocation contained in
Section 4.02(a)(v), if with respect to any Class of Class B Certificates on any Distribution Date, such Class has not satisfied the Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii)(B)(a) and (iii) of the definition of Junior Optimal Principal Amount will be made to any such Classes (the "Restricted Classes") and the amount of such amounts pursuant to clauses (ii)(B)(a) and (iii) of the definition of Junior Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of Junior Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.02(a)(v).

            Section 4.03.  Allocation of Realized Losses.
                           -----------------------------

            (a) On or prior to each Distribution Date, the Trust Administrator shall determine the total amount of Realized Losses, including Excess Losses.

            Realized Losses with respect to any Distribution Date shall be allocated as follows:

            (i) any Realized Loss (other than an Excess Loss) shall be allocated first to the Junior Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Junior Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero, and second to the Senior Certificates, pro rata on the basis of their respective Class Principal Balances immediately prior to the related Distribution Date until the respective Class Principal Balance of each such Class has been reduced to zero; and

            (ii) any Excess Losses shall be allocated to the Senior Certificates and the Junior Certificates then outstanding, pro rata, on the basis of their respective Class Principal Balances.

            (b) The Class Principal Balance of the Class of Junior Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Pool Principal Balance for the following Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to
Section 4.03(a) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances.

            (d) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate, pursuant to
Section 4.03(a) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Principal Balance" herein; provided that no Realized Loss shall be allocated to reduce the Certificate Principal Balance of a Certificate to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all classes of Certificates to an amount less than the Scheduled Principal Balance of all Outstanding Mortgage Loans as of the Due Date occurring in the month of such Distribution Date, less any Deficiency Valuations occurring before the Bankruptcy Loss Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

            Section 4.04.  Monthly Statements to Certificateholders.
                           ----------------------------------------

            (a) Not later than two (2) Business Days prior to each Distribution Date, the Trust Administrator shall prepare and make available to each Certificateholder, the Servicer, the Trustee, the Depositor and any other interested parties a statement based solely on information provided by the Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i), (ii) and (vii) below, the amounts shall be expressed as a dollar amount per minimum denomination Certificate, such minimum denominations being as set forth in the Preliminary Statement):

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Certificate Principal Balance as a dollar amount per minimum denomination Certificate and the Class Principal Balance of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Principal Balance on such Distribution Date;

            (vi) the Pro Rata Senior Percentage, the Senior Percentage and Junior Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

            (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days
      (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the last day of the month preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last day of the month preceding such Distribution Date;

            (xiii) the Senior Prepayment Percentage and the Junior Prepayment Percentage for the following Distribution Date;

            (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month; and

            (xv) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date and the Junior Percentage as of such Distribution Date.

            (b) The Trust Administrator's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicer. The Trust Administrator will make a copy of each statement provided pursuant to this
Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trust Administrator's internet website located at "www.ctslink.com". Assistance in using the internet website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator with the consent of the Trustee, which consent shall not be unreasonably withheld, shall have the right to change the way the Monthly Statement is distributed in order to make such distribution more convenient and/or more accessible and the Trust Administrator shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.

            The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Monthly Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            As a condition to access the Trust Administrator's internet website, the Trust Administrator may require registration and the acceptance of a disclaimer. The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement.

            (c) On or before the 18th day of each calendar month, or if such day is not a Business Day, the preceding Business Day, the Servicer shall deliver to the Trust Administrator (which delivery may be by electronic data transmission) a report in a form mutually agreeable by the Servicer and the Trust Administrator. In addition, the Servicer shall make available to the Trust Administrator upon request any other information in its possession reasonably necessary for the Trust Administrator to prepare the Monthly Statement.

            (d) Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and
(a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01.  The Certificates.
                           ----------------

            The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee in writing at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) 100% of the Class Principal Balance of any Class of Certificates or (B) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.
                           ---------------------------------------------------

            (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee (other than the Depositor or an affiliate of the Depositor) shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit J (the "Investment Letter") or Exhibit K (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence and provided such information is in the Trustee's or the Servicer's possession. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received (other than the Depositor or an affiliate of the Depositor) either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J or Exhibit K), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, or any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate, other than a Residual Certificate, presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Principal Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer, the Depositor, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.
                           -------------------------------------------------

            If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04.  Persons Deemed Owners.
                           ---------------------

            The Servicer, the Trustee and any agent of the Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the Trustee nor any agent of the Servicer or the Trustee shall be affected by any notice to the contrary.

            Section 5.05. Access to List of Certificateholders' Names and Addresses.
                           -----------------------------------------------

            If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06.  Maintenance of Office or Agency.
                           -------------------------------

            The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01. Respective Liabilities of the Depositor and the Servicer.
                           -----------------------------------------------

            The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02. Merger or Consolidation of the Depositor or the Servicer.
                           ---------------------------------------------------

            The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

            Section 6.03. Limitation on Liability of the Depositor, the Loan Seller, the Originator, the Servicer and Others.
                           ---------------------------------------------------

            None of the Depositor, the Loan Seller, the Originator, the Servicer or any of the directors, officers, employees or agents of the Depositor, the Loan Seller, the Originator or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Loan Seller, the Originator, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Loan Seller, the Originator, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Loan Seller, the Originator, the Servicer and any director, officer, employee or agent of the Depositor, the Loan Seller, the Originator or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Loan Seller, the Originator, the Servicer and any director, officer, employee or agent of the Depositor, the Loan Seller, the Originator or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Loan Seller, the Originator or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Loan Seller, the Originator or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Loan Seller, the Originator and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04.  Limitation on Resignation of Servicer.
                           -------------------------------------

            The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Trustee and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, without regard to the guaranty provided by the Policies, (b) upon determination that its duties hereunder are no longer permissible under applicable law, or (c) by mutual consent of the Servicer, the Trustee and the Trust Administrator. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator and in form and substance acceptable to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trust Administrator or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.


                                   ARTICLE VII

                                     DEFAULT

            Section 7.01.  Events of Default.
                           -----------------

            "Servicer Event of Termination," wherever used herein, means any one of the following events:

            (i) any failure by the Servicer to deposit in the Collection Account or remit to the Trust Administrator any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for two days after the date upon which written notice of such failure shall have been given to the Servicer by the Trust Administrator, the Trustee or the Depositor or to the Servicer, the Trustee and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates (provided, however, that the Servicer shall pay the Trust Administrator interest on such late payment at the prime rate (as set forth in the Wall Street Journal) until such late payment is received by the Trust Administrator); or

            (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement which failure continues unremedied for a period of 90 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

            (iv) the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

            (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

            If a Servicer Event of Termination described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Termination shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Servicer and the Trust Administrator (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall, within a period not to exceed ninety (90) days, pass to and be vested in the Trust Administrator. The Trust Administrator, in its capacity as successor servicer, shall thereupon make any Advance which the Servicer failed to make subject to Section 3.04 hereof subject to a determination of non-recoverability. The Trust Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trust Administrator in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trust Administrator of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

            Section 7.02.  Trust Administrator to Act; Appointment of
                           Successor.
                           ------------------------------------------

            On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trust Administrator shall, subject to and to the extent provided in Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to
Section 4.01. As compensation therefor, the Trust Administrator shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account or Distribution Account if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trust Administrator has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor to the Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, without regard to the guaranty provided by the Policies, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trust Administrator, unless the Trust Administrator is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trust Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted the Servicer hereunder. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trust Administrator nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.09.

            The Trust Administrator or successor servicer shall be entitled to be reimbursed from the Servicer for all costs associated with the transfer of servicing from the predecessor servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trust Administrator or successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trust Administrator or successor servicer to service the Mortgage Loans properly and effectively. If the Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trust Administrator shall be entitled to withdraw such reimbursement from amounts on deposit in the Trust Administrator Account pursuant to Section 3.08(b)(iv); provided that the Servicer shall reimburse the Trust for any such expense incurred by the Trust.

            Section 7.03.  Notification to Certificateholders.
                           ----------------------------------

            (a) Upon any termination of or appointment of a successor to the Servicer, the Trust Administrator shall give prompt written notice thereof to Certificateholders, the Trustee and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Servicer Event of Termination, the Trust Administrator shall transmit by mail to all Certificateholders and the Trustee notice of each such Servicer Event of Termination hereunder known to the Trust Administrator, unless such Servicer Event of Termination shall have been cured or waived.


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            Section 8.01.  Duties of Trustee and the Trust Administrator.
                           ---------------------------------------------

            Each of the Trustee and the Trust Administrator, prior to the occurrence of a Servicer Event of Termination and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Servicer Event of Termination has occurred and remains uncured, each of the Trustee and the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Trust Administrator, as applicable, that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Trust Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee or the Trust Administrator, as applicable, shall notify the Certificateholders of such non-conforming instrument in the event the Trustee or the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve either the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) unless a Servicer Event of Termination the Trustee or the Trust Administrator has actual knowledge of shall have occurred and be continuing, the duties and obligations of the Trustee or the Trust Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Trust Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and the Trustee and the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Trust Administrator, as applicable, and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) neither the Trustee nor the Trust Administrator, as applicable, shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Trust Administrator, as applicable, unless it shall be finally proven that the Trustee or the Trust Administrator, as applicable, was negligent in ascertaining the pertinent facts;

            (iii) neither the Trustee nor the Trust Administrator, as applicable, shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, as applicable, or exercising or omitting to exercise any trust or power conferred upon the Trustee or the Trust Administrator, as applicable, under this Agreement; and

            (iv) The Trustee shall not be accountable, have liability or make any representation as to any acts or omissions hereunder of the Servicer. Subject to Section 7.02, the Trust Administrator shall not be accountable, shall not have liability nor make any representation as to any acts or omissions hereunder of the Servicer until such time as the Trust Administrator may be required to act as Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trust Administrator as successor Servicer.

            Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.
                           ---------------------------------------------

            Except as otherwise provided in Section 8.01:

            (i) each of the Trustee and the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Trust Administrator shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Trustee and the Trust Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) neither the Trustee nor the Trust Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) prior to the occurrence of a Servicer Event of Termination of which it has actual knowledge and after the curing of all Servicer Events of Termination which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee or the Trust Administrator, shall be reimbursed by the Servicer upon demand. Nothing in this clause
      (iv) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

            (v) each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and neither the Trustee nor the Trust Administrator shall be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee or the Trust Administrator with due care;

            (vi) neither the Trustee nor the Trust Administrator shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement. None of the provisions contained in this Agreement shall in any event require the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

            (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (viii) the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement, except as specified herein with respect to Permitted Investments of funds in the Trust Administrator Account and the Distribution Account (other than as issuer of the investment security);

            (ix) neither the Trustee nor the Trust Administrator, as applicable, shall be deemed to have knowledge of a Servicer Event of Termination until a Responsible Officer of the Trustee or the Trust Administrator, as applicable, obtains actual knowledge of such failure or the Trustee or the Trust Administrator, as applicable, receives written notice of such failure from the Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates. In the absence of such receipt of such notice, each of the Trustee and the Trust Administrator may conclusively assume that there is no Servicer Event of Termination; and

            (x) neither the Trustee nor the Trust Administrator, as applicable, shall be under any obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to the Trustee and the Trust Administrator against the costs, expenses and liabilities which may be incurred therein or thereby.

            Neither the Trustee nor the Trust Administrator shall have any duty
(A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 8.03. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.
                           --------------------------------------------------

            The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Originator, as the case may be, and neither the Trustee nor the Trust Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and counter-signature of the Certificates. Neither the Trustee nor Trust Administrator shall be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            Section 8.04.  Trustee and Trust Administrator May Own
                           Certificates.
                           ---------------------------------------

            Each of the Trustee and the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee or the Trust Administrator's.

            Section 8.05.  Expenses of the Trustee and Trust Administrator.
                           -----------------------------------------------

            The Trustee, the Trust Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person") of the Trustee and the Trust Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorneys' fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement or (b) the Certificates or (ii) incurred in connection with the performance of any of the Trustee's or the Trust Administrator's duties hereunder, other than any loss, liability or expense (x) incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's or the Trust Administrator's duties hereunder, as applicable, (y) incurred by reason of any action of the Trustee or the Trust Administrator, as applicable, taken at the direction of the Certificateholders, or (z) which would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Trust Administrator hereunder. Without limiting the foregoing, the Trust Administrator and the Trustee, except for any such expense, disbursement or advance as may arise from the Trustee's or the Trust Administrator's negligence, bad faith or willful misconduct, as applicable, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, shall be reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee or the Trust Administrator, as applicable, to the extent that the Trustee or the Trust Administrator, as applicable, must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Trust Administrator Account. Except as otherwise provided herein, neither the Trustee nor the Trust Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Trust Administrator in the ordinary course of its duties as Trustee, Trust Administrator, registrar or paying agent hereunder or for any other expenses. The compensation payable to the Trustee for its services under this Agreement shall be payable by the Trust Administrator from its own funds annually in advance in accordance with a fee agreement between the Trustee and the Trust Administrator.

            Section 8.06. Eligibility Requirements for Trustee and Trust Administrator.
                           ----------------------------------------------

            Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time either the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Servicer.

            Section 8.07. Resignation and Removal of Trustee or the Trust Administrator.
                           ----------------------------------------------

            Each of the Trustee or the Trust Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee or successor trust administrator in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee or successor trust administrator meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee or Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or successor trust administrator.

            If at any time either the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time either the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of either the Trustee, the Trust Administrator or of any of their property shall be appointed, or any public officer shall take charge or control of either the Trustee, the Trust Administrator or of any of their property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee, the Trust Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee or trust administrator, then the Depositor or the Servicer may remove the Trustee or Trust Administrator and appoint a successor trustee or successor trust administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator, one copy of which shall be delivered to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove either the Trustee or the Trust Administrator and appoint a successor trustee or successor trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor trust administrator to the Servicer, one complete set to the Trustee or the Trust Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee or Trust Administrator shall be given to each Rating Agency by the successor trustee or successor trust administrator.

            Any resignation or removal of the Trustee or Trust Administrator and appointment of a successor trustee or successor trust administrator pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee or successor trust administrator as provided in Section 8.08 hereof.

            Section 8.08.  Successor Trustee; Successor Trust Administrator.
                           ------------------------------------------------

            Any successor trustee or successor trust administrator appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor trust administrator and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or predecessor trust administrator shall become effective and such successor trustee or successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Trust Administrator herein. The Depositor, the Servicer and the predecessor trustee or predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee or successor trust administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or successor trust administrator shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee or successor trust administrator as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee or successor trust administrator, the successor trustee or successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09. Merger or Consolidation of Trustee or Trust Administrator.
                           -------------------------------------------

            Any corporation or other entity into which the Trustee or Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee or Trust Administrator shall be a party, or any corporation or other entity succeeding to the business of the Trustee or Trust Administrator, shall be the successor of the Trustee or Trust Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10.  Appointment of Co-Trustee or Separate Trustee.
                           ---------------------------------------------

            Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) To the extent necessary to effectuate the purposes of this
      Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (iv) The Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the Trust Administrator and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11.  Tax Matters.
                           -----------

            It is intended that the assets with respect to which a REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trust Administrator covenants and agrees that it shall act as agent (and the Trust Administrator is hereby appointed to act as agent) on behalf of such REMIC and that in such capacity it shall: (a) prepare, submit to the Trustee for execution and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare, submit to the Trustee for execution and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (b) apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non-Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (e) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;
(f) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status; (g) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (h) ensure that federal, state or local income tax or information returns shall be signed by the Trust Administrator or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and (i) maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information. The Holder of the largest Percentage Interest of the Class A-R Certificates shall act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Trust Administrator is hereby designated as agent of such Class A-R Certificateholder for such purpose (or if the Trust Administrator is not so permitted, such Holder shall be the tax matters person in accordance with the REMIC Provisions). In such capacity, the Trust Administrator shall, as and when necessary and appropriate, represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMIC, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving it.

            In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trust Administrator within ten (10) days after the Closing Date all information or data that the Trust Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trust Administrator promptly upon written request therefor, any such additional information or data that the Trust Administrator may, from time to time, reasonably request in order to enable the Trust Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies the Trust Administrator for any losses, liabilities, damages, claims or expenses of the Trust Administrator arising from any errors or miscalculations of the Trust Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis.

            In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee and the Trust Administrator, respectively, if any such other tax arises out of or results from a breach by the Trustee and the Trust Administrator, respectively, of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Servicer or the Originator of any of their obligations under this Agreement, (iii) the Originator, if any such tax arises out of or results from the Originator's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Trust Administrator, the Servicer or the Originator fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

            Section 8.12.  Periodic Filings.
                           ----------------

            Within 15 days after each Distribution Date, the Trust Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the Monthly Statement for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trust Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Each of the Depositor and Servicer agrees to promptly furnish to the Trust Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trust Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trust Administrator shall have no responsibility to file any items other than those specified in this section.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01. Termination upon Liquidation or Purchase of All Mortgage Loans.
                           --------------------------------------------------

            Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer, the Trust Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan (other than Mortgage Loans for which the related Mortgaged Property has become REO Property) plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of
(x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Servicer at the expense of the Servicer and (y) the Scheduled Principal Balance of each Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Principal Balance, at the time of any such repurchase, aggregating less than ten percent of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

            Section 9.02.  Final Distribution on the Certificates.
                           --------------------------------------

            If on any Determination Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of
Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor, the Trust Administrator and the Trustee of the date the Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

            Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Principal Balance thereof plus accrued interest thereon and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03.  Additional Termination Requirements.
                           -----------------------------------

            (a) In the event the Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Servicer under Section 9.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Trust Administrator shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Originator for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in
      Section 9.01.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01. Amendment.
                           ---------

            This Agreement may be amended from time to time by the Depositor, the Servicer, the Trustee and the Trust Administrator without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Loan Seller, the Originator or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall be an expense of the party requesting the amendment or if the Trustee or Trust Administrator requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificate holders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Trust Administrator, the Depositor and the Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee and the Trust Administrator has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trust Administrator and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee or the Trust Administrator to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Administrator or the Trust Fund, satisfactory to the Trust Administrator and the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Section 10.02.  Recordation of Agreement; Counterparts.
                            --------------------------------------

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trust Administrator (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03.  Governing Law.
                            -------------

            THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04.  Intention of Parties.
                            --------------------

            It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

            The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

            Section 10.05.  Notices.
                            -------

            (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1.    Any material change or amendment to this Agreement;

            2. The occurrence of any Servicer Event of Termination that has not been cured;

            3. The resignation or termination of the Servicer, the Trust Administrator or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03;

            5.    The final payment to Certificateholders; and

            6.    Any notice of a purchase of a Mortgage Loan pursuant  to
                  Section 2.02 or 2.03.

            In addition, the Trust Administrator shall promptly furnish to each Rating Agency copies of the following:

            1. Each annual statement as to compliance described in Section 3.16; and

            2. Each annual independent public accountants' servicing report described in Section 3.17.

            (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: John Fearey, Esq.,
(b) in the case of the Trust Administrator, its Corporate Trust Office, or such other address as the Trust Administrator may hereafter furnish to the Depositor or Servicer, (c) in the case of the Originator and Servicer, Wells Fargo Home Mortgage, Inc., 1 Home Campus, Des Moines, Iowa 50328-0001, Attention: General Counsel MAC X2401-06T, (e) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention:
Institutional Trust Services/Structured Finance, and (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06. Severability of Provisions.
                           --------------------------

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07. Assignment.
                           ----------

            Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 10.07, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee, the Trust Administrator and Depositor. The Servicer shall be permitted to pledge its rights as servicer hereunder to a lender provided that no such pledge shall permit the termination of the Servicer as Servicer unless a successor servicer meeting the requirements of Section 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Servicer hereunder.

            Section 10.08. Limitation on Rights of Certificateholders.
                           ------------------------------------------

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Trust Administrator a written notice of a Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trust Administrator (with a copy to the Trustee) to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder, the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09. Inspection and Audit Rights.
                           ---------------------------

            The Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor, the Trustee or the Trust Administrator during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Trustee or the Trust Administrator and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trust Administrator of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer or the related Subservicer. The Trust Administrator shall reimburse the Trustee for any out-of-pocket expense incident to the exercise by the Trustee of any right under this Section 10.09.

            Section 10.10. Certificates Nonassessable and Fully Paid.
                           -----------------------------------------

            It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Trust Administrator, the Originator and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       MORTGAGE ASSET SECURITIZATION
                                          TRANSACTIONS, INC.,
                                          as Depositor


                                       By:____________________________________
                                          Name:
                                          Title:


                                       By:____________________________________
                                          Name:
                                          Title:


                                       THE CHASE MANHATTAN BANK,
                                          as Trustee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trust Administrator


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO HOME MORTGAGE, INC.,
                                          as Originator


                                       By:____________________________________
                                          Name:
                                          Title:


                                       WELLS FARGO HOME MORTGAGE, INC.,
                                          as Servicer


                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Mortgage Asset Securitization Transactions, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _________________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of The Chase Manhattan Bank, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _________________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Wells Fargo Bank of Minnesota, N.A., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _________________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Wells Fargo Home Mortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _________________________________________
                                                    Notary Public

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the ____ day of September, 2001 before me, a notary public in and for said State, personally appeared _________________ known to me to be a __________________ of Wells Fargo Home Mortgage, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       _________________________________________
                                                    Notary Public

                                   SCHEDULE I

                             Mortgage Loan Schedule

                      Available Upon Request From Depositor

                      Address: UBS Warburg LLC
                               1285 Avenue of the Americas
                               New York, New York 10019

                                   SCHEDULE II

               Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2001-1

               Representations and Warranties of the Originator
               ------------------------------------------------

            Wells Fargo Home Mortgage, Inc. ("WFHM") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among WFHM, as originator and servicer, Mortgage Asset Securitization Transactions, Inc., as depositor, The Chase Manhattan Bank, as trustee, and Wells Fargo Bank Minnesota, N.A., as trust administrator.

            (i)   Due Organization and Authority.
                  ------------------------------

            WFHM is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by WFHM, and in any event WFHM is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of the Seller's Warranties and Servicing Agreement; WFHM had the full corporate power and authority to execute and deliver the Seller's Warranties and Servicing Agreement and to perform in accordance therewith; the execution, delivery and performance of the Seller's Warranties and Servicing Agreement (including all instruments of transfer to be delivered pursuant to the Seller's Warranties and Servicing Agreement) by WFHM and the consummation of the transactions contemplated thereby have been duly and validly authorized; the Seller's Warranties and Servicing Agreement evidences the valid, binding and enforceable obligation of WFHM; and all requisite corporate action has been taken by WFHM to make the Seller's Warranties and Servicing Agreement valid and binding upon WFHM in accordance with its terms;

            (ii)  Ordinary Course of Business.
                  ---------------------------

            The consummation of the transactions contemplated by the Seller's Warranties and Servicing Agreement are in the ordinary course of business of WFHM, who is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by WFHM pursuant to the Seller's Warranties and Servicing Agreement was not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (iii)  No Conflicts.
                  -------------

            Neither the execution and delivery of the Seller's Warranties and Servicing Agreement, the acquisition of the Mortgage Loans by WFHM, the sale of the Mortgage Loans to the Loan Seller or the transactions contemplated thereby, nor the fulfillment of or compliance with the terms and conditions of the Seller's Warranties and Servicing Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which WFHM is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which WFHM or its property is subject, or impair the ability of the Loan Seller to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            (iv)  Ability to Service.
                  ------------------

            WFHM is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. WFHM is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make WFHM unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

            (v)   Reasonable Servicing Fee.
                  ------------------------

            WFHM acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by WFHM, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to the Seller's Warranties and Servicing Agreement;

            (vi)  Ability to Perform.
                  ------------------

            WFHM does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Seller's Warranties and Servicing Agreement. WFHM is solvent and the sale of the Mortgage Loans will not cause WFHM to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of WFHM's creditors;

            (vii)  No Litigation Pending.
                   ---------------------

            There is no action, suit, proceeding or investigation pending or threatened against WFHM which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of WFHM, or in any material impairment of the right or ability of WFHM to carry on its business substantially as now conducted, or in any material liability on the part of WFHM, or which would draw into question the validity of the Seller's Warranties and Servicing Agreement or the Mortgage Loans or of any action taken or to be contemplated therein, or which would be likely to impair materially the ability of WFHM to perform under the terms of the Seller's Warranties and Servicing Agreement;

            (viii)   No Consent Required.
                     -------------------

            No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by WFHM of or compliance by WFHM with the Seller's Warranties and Servicing Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by the Seller's Warranties and Servicing Agreement, or if required, such approval has been obtained prior to September 10, 2001;

            (ix)   Selection Process.
                   -----------------

            The Mortgage Loans were selected from among the outstanding three-year fixed / one-year adjustable rate one- to four-family mortgage loans in WFHM's portfolio on September 10, 2001 as to which the representations and warranties set forth in the Seller's Warranties and Servicing Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of the Loan Seller;

            (x)   No Untrue Information.
                  ---------------------

            Neither the Seller's Warranties and Servicing Agreement nor any statement, report or other document furnished or to be furnished pursuant to the Seller's Warranties and Servicing Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

            (xi)  Sale Treatment.
                  --------------

            WFHM has determined that the disposition of the Mortgage Loans pursuant to the Seller's Warranties and Servicing Agreement will be afforded sale treatment for accounting and tax purposes;

            (xii)  No Material Change.
                   ------------------

            There has been no material adverse change in the business, operations, financial condition or assets of WFHM since the date of WFHM's most recent financial statements; and

            (xiii)   No Brokers' Fees.
                     ----------------

            WFHM has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

                                  SCHEDULE III

               Mortgage Asset Securitization Transactions, Inc.
                       Mortgage Pass-Through Certificates
                                  Series 2001-1

           Representations and Warranties as to the Mortgage Loans
           -------------------------------------------------------

            Wells Fargo Home Mortgage, Inc. (the "Originator") hereby makes with respect to those Mortgage Loans sold by it to the Loan Seller pursuant to the Seller's Warranties and Servicing Agreement, the representations and warranties set forth in this Schedule III to the Depositor, the Trust Administrator and the Trustee, as of September 10, 2001, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among the Originator, as originator and servicer, Mortgage Asset Securitization Transactions, Inc., as depositor, The Chase Manhattan Bank, as trustee, and Wells Fargo Bank Minnesota, N.A., as trust administrator.

               (i)  Mortgage Loans as Described.
                    ---------------------------

            The information set forth in the Mortgage Loan Schedule attached hereto as Exhibit A to the Seller's Warranties and Servicing Agreement and the information contained on the electronic data file delivered to the Loan Seller is true and correct;

               (ii)   Payments Current.
                      ----------------

            All payments required to be made up to the Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to September 10, 2001;

               (iii)   No Outstanding Charges.
                       ----------------------

            There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Originator has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               (iv)   Original Terms Unmodified.
                      -------------------------

            The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Loan Seller and which has been delivered to the Loan Seller or its designee. The substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related Primary Insurance Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Loan Seller or its designee and the terms of which are reflected in the Mortgage Loan Schedule;

               (v)  No Defenses.
                    -----------

            The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (vi)  No Satisfaction of Mortgage.
                     ---------------------------

            The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

               (vii)  Validity of Mortgage Documents.
                      ------------------------------

            The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

               (viii)   No Fraud.
                        --------

            No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Originator, or the Mortgagor, or to the best of the Originator's knowledge, any appraiser, any builder, or any developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (ix)  Compliance with Applicable Laws.
                     -------------------------------

            Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (x)  Location and Type of Mortgaged Property.
                    ---------------------------------------

            The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse; provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

               (xi)  Valid First Lien.
                     ----------------

            The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            (1) the lien of current real property taxes and assessments not yet due and payable;

            (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Originator has full right to sell and assign the same to the Loan Seller;

               (xii)  Full Disbursement of Proceeds.
                      -----------------------------

            The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (xiii)   Consolidation of Future Advances.
                        --------------------------------

            Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Seller shall not make future advances after the Cut-off Date;

               (xiv)   Ownership.
                       --------

            WFHM is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and WFHM has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Loan Seller. WFHM is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

               (xv)   Origination/Doing Business.
                      --------------------------

            The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

               (xvi)  LTV, Primary Insurance Policy.
                      -----------------------------

            No Mortgage Loan has a LTV greater than 95%. The original LTV of the Mortgage Loan either was not more than 80% or if the Mortgage Loan was originated prior to July 29, 1999, the excess over 78% is and will be insured as to payment defaults by a Primary Insurance Policy until the LTV of such Mortgage Loan is reduced to 80%. If a Mortgage Loan was originated on or after July 29, 1999, and the original LTV is 80% or greater, the excess over 78% is and will be insured as to payment defaults by a Primary Insurance Policy until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC ss.4901, et seq. All provisions of such Primary Insurance Policy have beeN and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The Qualified Insurer has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a Primary Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Insurance Policy and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. Neither the Originator, nor any prior holder of the Mortgage Loan, has done by act or omission, anything which would impair the coverage of such Primary Insurance Policy;

               (xvii)   Title Insurance.
                        ---------------

            The Mortgage Loan is covered by an ALTA lender's title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1), (2) and (3) of Paragraph (xiii) of this Section 3.02, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Monthly Payment. The Originator is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the Seller's Warranties and Servicing Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

               (xviii)  No Defaults.
                        -----------

            There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Originator nor its predecessors have waived any default, breach, violation or event of acceleration;

               (xix)    No Mechanics' Liens.
                        -------------------

            There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Paragraph (xix) above;

               (xx)   Location of Improvements; No Encroachments.
                      ------------------------------------------

            Except as insured against by the title insurance policy referenced in Paragraph (xix) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (xxi)  Payment Terms.
                      -------------

            The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. As to each Mortgage Loan on each applicable Adjustment Date, the Mortgage Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Rate or be lower than the minimum Mortgage Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the Mortgage Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Rate. As to each Mortgage Loan, if the related Mortgage Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

               (xxii)   Customary Provisions.
                        --------------------

            The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xxiii)   Occupancy of the Mortgaged Property.
                         -----------------------------------

            As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law;

               (xxiv)   No Additional Collateral.
                        ------------------------

            The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (xiii) above;

               (xxv)   Deeds of Trust.
                       --------------

            In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (xxvi)   Acceptable Investment.
                        ---------------------

            The Originator has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

               (xxvii)  Transfer of Mortgage Loans.
                        --------------------------

            The Assignment upon the insertion of the name of the assignee and recording information is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

               (xxviii)  Mortgaged Property Undamaged.
                         ----------------------------

            The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

               (xxix)   Collection Practices; Escrow Deposits.
                        -------------------------------------

            The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments due the Originator have been capitalized under the Mortgage Note;

               (xxx)    No Condemnation.
                        ---------------

            There is no proceeding pending or to the best of the Originator's knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

               (xxxi)   The Appraisal.
                        -------------

            The Mortgage File contains an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

               (xxxii)  Insurance.
                        ---------

            The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and Fannie Mae or Freddie Mac is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Originator and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Loan Seller upon the consummation of the transactions contemplated by this Agreement. The Originator has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

               (xxxiii)  Soldiers' and Sailors' Civil Relief Act.
                         ---------------------------------------

            The Mortgagor has not notified the Originator, and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

               (xxxiv) No Balloon Payments, Graduated Payments or Contingent Interests.
                         -----------------------------------------------------

            The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a balloon payment feature;

               (xxxv)   No Construction Loans.
                        ---------------------

            No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgage Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

               (xxxvi)  Underwriting.
                        ------------

            Each Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Originator; and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

               (xxxvii)  Buydown Mortgage Loans.
                         ----------------------

            With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

            (1) On or before the date of origination of such Mortgage Loan, the Originator and the Mortgagor, or the Originator, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Originator temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. The Buydown Mortgage Loan satisfies the requirements of Fannie Mae guidelines;

            (2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Originator and if required under Fannie Mae and Freddie Mac guidelines, the terms of the Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

            (3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

            (4) As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the requirements of Fannie Mae and Freddie Mac regarding buydown agreements.

               (xxxviii)  Delivery of Mortgage Files.
                          --------------------------

            The Mortgage and any other documents required to be delivered by the Originator under this Agreement have been delivered to the Loan Seller or its designee. The Originator is in possession of a complete Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Loan Seller or its designee.

               (xxxix)  No Violation of Environmental Laws.
                        ----------------------------------

            There is no pending action or proceeding directly involving any Mortgaged Property of which the Originator is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Originator's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property; and

               (xl)   No Bankruptcy.
                      -------------

            No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and to the best of the Originator's knowledge, as of the Closing Date, the Originator has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding.

               (xli)  Interest Calculation.
                      --------------------

            Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

               (xlii)   Homeownership and Equity Protection Act.
                        ---------------------------------------

            No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994;

               (xliii)  Texas Refinance Mortgage Loans.
                        ------------------------------

            No Mortgage Loan is a "Texas Refinance Loan" pursuant to the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

               (xliv)   Conversion to Fixed Interest Rate.
                        ---------------------------------

            No adjustable rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan; and

               (xlv)    Due on Sale.
                        -----------

            The Mortgage contains an enforceable provision, to the extent allowed under applicable law, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee.

                                 EXHIBIT A-1

                       (FORM OF CLASS A-1 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:

Cut-off Date:                                                  September 1, 2001

First Distribution Date:                                       October 25, 2001

Pass-Through Rate:                                             Floating in
                                                               accordance with
                                                               the Agreement

Initial Certificate Principal Balance of this Certificate
("Denomination"):                                              $

Initial Certificate Principal Balances of all Certificates of
this Class:                                                    $212,957,000

CUSIP:                                                         576433 AA 4

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1
              Mortgage Pass-Through Certificates, Series 2001-1

                                    Class A-1

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

         Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer (the "Servicer"), Wells Fargo Bank Minnesota, N.A., as trust administrator (the "Trust Administrator"), and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       THE CHASE MANHATTAN BANK,
                                          as Trustee



                                       By:____________________________________


Countersigned:



By:_______________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                   EXHIBIT A-R

                       (FORM OF CLASS A-R CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

Cut-off Date:                                                  September 1, 2001

First Distribution Date:                                       October 25, 2001

Pass-Through Rate:                                             Floating in
                                                               accordance with
                                                               the Agreement

Initial Certificate Principal Balance of this Certificate
("Denomination"):                                              $

Initial Certificate Principal Balances of all Certificates of
this Class:                                                    $100

CUSIP:                                                         576433 AB 2

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1

       Mortgage Pass-Through Certificates, Series 2001-1 evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust
  Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

        Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that _____________ is the registered owner of the Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer (the "Servicer"), Wells Fargo Bank Minnesota, N.A., as trust administrator (the "Trust Administrator"), and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office of the Trustee.

            No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer. Notwithstanding anything else to the contrary herein any purported transfer of a Class A-R Certificate to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law shall be void and of no effect.

            Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee,
(ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       THE CHASE MANHATTAN BANK,
                                          as Trustee



                                       By:____________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT B

                    (FORM OF B-1, B-2 AND B-3 CERTIFICATE)

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.



Certificate No.:

Cut-off Date:                                                  September 1, 2001

First Distribution Date:                                       October 25, 2001

Pass-Through Rate:                                             Floating in
                                                               accordance with
                                                               the Agreement

Initial Certificate Principal Balance of this Certificate
("Denomination"):                                              $

Initial Certificate Principal Balances of all Certificates of
this Class:                                                    $

CUSIP:

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1
              Mortgage Pass-Through Certificates, Series 2001-1

                                    Class ( )

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

        Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer (the "Servicer"), Wells Fargo Bank Minnesota, N.A., as trust administrator (the "Trust Administrator"), and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       THE CHASE MANHATTAN BANK,
                                          as Trustee



                                       By:____________________________________


Countersigned:



By:_________________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT C

                        (FORM OF PRIVATE CERTIFICATE)

            FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. (SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.) NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, THE CODE OR SIMILAR LAW WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:

Cut-off Date:                                                  September 1, 2001

First Distribution Date:                                       October 25, 2001

Pass-Through Rate:                                             Floating in
                                                               accordance with
                                                               the Agreement

Initial Certificate Principal Balance of this Certificate
("Denomination"):                                              $

Initial Certificate Principal Balances of all Certificates of
this Class:                                                    $

CUSIP:

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1
              Mortgage Pass-Through Certificates, Series 2001-1

                                    Class ( )

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

        Mortgage Asset Securitization Transactions, Inc., as Depositor

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate initial Class Principal Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer (the "Servicer"), Wells Fargo Bank Minnesota, N.A., as trust administrator (the "Trust Administrator"), and The Chase Manhattan Bank, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicer, or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation (letter) from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, Section 4975 of the Code, or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA, Section 4975 of the Code or Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. (Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.) Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________, 200_


                                       THE CHASE MANHATTAN BANK,
                                          as Trustee



                                       By:____________________________________


Countersigned:



By:__________________________________
   Authorized Signatory of
   THE CHASE MANHATTAN BANK,
   as Trustee

                                    EXHIBIT D

                                   (RESERVED)

                                    EXHIBIT E

                        (Form of Reverse of Certificates)

               MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1

              Mortgage Pass-Through Certificates, Series 2001-1

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Transferors, the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, and the Trustee and any agent of the Depositor, the Servicer or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the Pool Principal Balance is less than 10% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                     including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                     _________________________________________
                                        Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number ______________, or, if mailed by check, to _____________________.
Statements should be mailed to _________________________________________________
________________________________________________________________________________
________________________________________________________________________________

            This information is provided by, ___________________________________
the assignee named above, or __________________________________________________,
as its agent.

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On the day of _______, 200_ before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                           ___________________________________
                                                    Notary Public



            [Notarial Seal]

                                    EXHIBIT F

             FORM OF INITIAL CERTIFICATION OF TRUST ADMINISTRATOR

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

      Re: Pooling and Servicing Agreement among , Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer, The Chase Manhattan Bank, as trustee, and Wells Fargo Bank Minnesota, N.A., as trust administrator. MASTR Adjustable Rate Mortgage Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trust Administrator, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached schedule) it has received:

            (i) (a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

            (ii) a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trust Administrator



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT G

              FORM OF FINAL CERTIFICATION OF TRUST ADMINISTRATOR

                                     [date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001

      Re: Pooling and Servicing Agreement among , Mortgage Asset Securitization Transactions, Inc. as Depositor, Wells Fargo Home Mortgage, Inc., as originator and servicer, The Chase Manhattan Bank, as trustee, and Wells Fargo Bank Minnesota, N.A., as trust administrator. MASTR Adjustable Rate Mortgage Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trust Administrator, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i)  The original Mortgage Note endorsed in the form provided in
Section 2.01(c) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the transferor to the Depositor.

            (ii)  The original recorded Mortgage.

            (iii) A duly executed assignment of the Mortgage in the form provided in Section 2.01(c) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (9) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

            The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.



                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Trust Administrator



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT H

                      FORM OF CLASS A-R TRANSFER AFFIDAVIT

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2001-1

               Mortgage Asset Securitization Transactions, Inc.

                       Mortgage Pass-Through Certificates
                                  Series 2001-1



STATE OF                )
                        )  ss.:
COUNTY OF               )


            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Mortgage Asset Securitization Transactions, Inc., as depositor (the "Depositor"), Wells Fargo Home Mortgage, Inc., as originator and servicer, Wells Fargo Bank Minnesota, N.A., as trust administrator (the "Trust Administrator"), and The Chase Manhattan Bank, as trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an "electing large partnership" under the Code will be subject to tax in all events. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate. The Transferee historically has paid its debts as they have become due and intends to do so in the future.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. *[The Transferee has computed any consideration paid to it to acquire the Class A-R Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate equal to the applicable Federal rate prescribed by Section 1274(d) of the Code, compounded semi-annually.]

            [The Transferee has computed any consideration paid to it to acquire the Class A-R Certificate in accordance with proposed U.S. Treasury Regulations Sections 1.860E-1(a)(4)(iii) and 1.860E-1(c)(5) (or, after they have been finalized, the final regulations) by computing present values using a discount rate at least equal to the rate at which the Transferee regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties. The Transferee has provided all information necessary to demonstrate to the transferor that it regularly borrows at such rate.]

            [The transfer of the Class A-R Certificate complies with Section 6 of Revenue Procedure 2001-12 (the "Revenue Procedure"), 2001-3 I.R.B. 335 (January 16, 2001) (or comparable provisions of applicable final U.S. Treasury Regulations) and, accordingly,

            (i)   the Transferee is an "eligible corporation," as defined in
                  Section 860L(a)(2) of the Code, as to which income from Class A-R Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of Section 860L(g) of the Code) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Class A-R Certificate only to another "eligible corporation," as defined in Section 860(a)(2) of the Code, in a transaction that satisfies the requirements of Section 4 of the Revenue Procedure; and

            (iv) the Transferee determined the consideration paid to it to acquire the Class A-R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.]

            [Reserved]


            12. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, and the Transferee is not acting on behalf of such a plan.

                            *         *         *

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.





                                       _______________________________________
                                       PRINT NAME OF TRANSFEREE



                                       By:____________________________________
                                          Name:
                                          Title:




[Corporate Seal]


ATTEST:



__________________________________
[Assistant] Secretary

            Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this _____ day of _______, 200_.



                                       _____________________________________
                                                    NOTARY PUBLIC



                                       My Commission expires the ______ day of
                                       ________________, 200_.

                                    EXHIBIT 1
                                  to EXHIBIT H

                               Certain Definitions

            "Ownership Interest": As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            "Permitted Transferee": Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            "Transferee":   Any  Person  who  is  acquiring  by  Transfer  any
Ownership Interest in a Residual Certificate.

                                    EXHIBIT 2
                                  to EXHIBIT H

                        Section 5.02(c) of the Agreement

            (a) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H.

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors or the Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE


                                      ____________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Institutional Trust Services/Structured
            Finance - MARM 2001-1

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
           ------------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class A-R Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee and (ii) after conducting a reasonable investigation of the financial condition of the transferee, we have no reason to believe that the transferee will not pay taxes with respect to the Class A-R Certificate when due.


                                       Very truly yours,



                                       _______________________________________
                                       Print Name of Transferor



                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT J

                  FORM OF INVESTMENT LETTER (NON-RULE 144A)



                                      _________________________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Institutional Trust Services/Structured
            Finance - MARM 2001-1

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
           ------------------------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                       Very truly yours,



                                       _______________________________________
                                       Print Name of Transferor



                                       By:____________________________________
                                                 Authorized Officer

                                    EXHIBIT K

                            FORM OF RULE 144A LETTER




                                      ____________________________
                                      Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:

The Chase Manhattan Bank
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention:  Institutional Trust Services/Structured
            Finance - MARM 2001-1

      Re: Mortgage Asset Securitization Transactions, Inc., MASTR Adjustable Rate Mortgages Trust 2001-1, Mortgage Pass-Through Certificates, Series 2001-1, Class [ ]
           -----------------------------------------------------

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code 1986, as amended, or a plan or arrangement subject to any federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) if we are an insurance company, a representation that we are an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                     ANNEX 1
                                  to EXHIBIT K

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         (For Transferees Other Than Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            Broker-dealer.  The  Buyer  is a  dealer  registered  pursuant  to
Section 15 of the Securities Exchange Act of 1934.

            Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            Investment   Advisor.   The   Buyer  is  an   investment   advisor
registered under the Investment Advisors Act of 1940.

            Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958.

            Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                       _______________________________________
                                                 Print Name of Buyer



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:

                                     ANNEX 2
                                  to EXHIBIT K

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          (For Transferees That are Registered Investment Companies)

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                       _______________________________________
                                           Print Name of Buyer or Adviser



                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                       _______________________________________

                                                 Print Name of Buyer



                                      Date:

                                    EXHIBIT L

                   FORM OF REQUEST FOR RELEASE OF DOCUMENTS
                            (for Trust Administrator)

To:   Wells Fargo Bank Minnesota, N.A.
      1015 10th Avenue S.E.
      Minneapolis, MN  55414-0031
      Attn:   Inventory Control

      Re: Pooling and Servicing Agreement dated as of September 1, 2001, Mortgage Asset Securitization Transactions, Inc., as depositor, Wells Fargo Home Mortgage, Inc., as servicer, The Chase Manhattan Bank, as trustee, and Wells Fargo as trust administrator,

      In connection with the administration of the Mortgage Loans held by you as Trust Administrator pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------




Reason for Requesting Documents (check one):
--------------------------------------------

__________________1.    Mortgage Paid in Full

__________________2.    Foreclosure

__________________3.    Substitution

__________________4.    Other Liquidation (Repurchases, etc.)

__________________5.    Nonliquidation      Reason:____________________________

Address to which Custodian should
Deliver the Trust Administrator's
Mortgage File:                        _________________________________________
                                      _________________________________________
                                      _________________________________________



                                      By:______________________________________
                                                  (authorized signer)
                                      Issuer:__________________________________
                                      Address:_________________________________

                                      Date:____________________________________

Trust Administrator
-------------------

Wells Fargo Bank Minnesota, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________      _______________________
Signature                                 Date


Documents returned to Custodian:


____________________________________      _______________________
Custodian                                 Date